EXHIBIT 5

                                                               December 15, 1994

To the Board of Directors of
Corning Incorporated

Dear Sirs:

As General Counsel for Corning Incorporated (the "Company"), I have participated in the preparation of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on December 15, 1994, or as soon thereafter as practicable, with respect to up to $300,000,000 aggregate principal amount of Debt Securities to be issued from time to time under an Indenture dated as of April 1, 1991 between the Company and United States Trust Company of New York, a form of which is filed as Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 File No. 33-20675 (the "Indenture").

In this capacity I have examined signed copies of the Registration Statement to be filed with the Commission on December 15, 1994, or as soon thereafter as practicable. I have also examined the originals, or copies identified to my satisfaction, of such corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

Based upon the foregoing and having regard for such legal considerations that I deem relevant, I am of the opinion that:

  1. The Company has been duly incorporated and is validly existing under the laws of the State of New York.

  2. The Indenture constitutes a legal, valid and binding instrument of the Company.

  3. The issuance by the Company of up to $300,000,000 in aggregate principal amount of Debt Securities has been duly authorized and the Debt Securities, when executed and authenticated in accordance with the Indenture and when delivered and paid for as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in "Validity of Debt Securities" in the related prospectus.

                               Very truly yours,
                               /s/ WILLIAM C. UGHETTA
                               WILLIAM C. UGHETTA